INTERNATIONAL ISOTOPES INC.

                          EMPLOYMENT-ROYALTY AGREEMENT

      THIS AGREEMENT, effective as of November 1, 1995, is made and entered into this 16th day of November, 1995, between International Isotopes Inc., a Texas corporation, with authority to transact business in Texas, having its principal office at Austin, Texas (hereinafter "Company"),and IRA LON MORGAN (hereinafter "Employee"), of Austin, Texas.

      In consideration of the mutual undertakings contained herein, the compensation to be paid by Company to Employee and the other benefits to Employee resulting from his employment under this Agreement, and in consideration of $100 paid to Employee coincidental with the execution of this Agreement, Employee agrees with Company as follows:

            I. EMPLOYMENT; SALARY, ROYALTIES AND BENEFITS

      Company hereby employs and continues the employment of Employee as Chairman & Chief Executive Officer of International Isotopes Inc. or in a Senior Advisory Position for a period of five years from the effective date of this Agreement at an annual salary as follows:

                           Fiscal Year                     Year
                           -----------                     ----

               November 1, 1995 to October 31,1996     $100,000.00
               November 1, 1996 to October 31,1997     $100,000.00
               November 1, 1997 to October 31,1998     $110,000.00
               November 1, 1998 to October 31,1999     $120,000.00
               November 1, 1999 to October 31,2000     $130,000.00

      Employee's salary for each calendar year shall be paid in equal monthly installments at the end of each month, subject to usual deductions for federal income and employment taxes.

      The employee's compensation, in addition to monthly salary, shall be a royalty payment (paid semiannually) of one (1) percent of Company gross revenues actually paid to COMPANY for the sale, lease or use of products developed, manufactured, and marketed by


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COMPANY under any license agreements pursuant to patents, know-how or technology owned or licensed by COMPANY currently in use or to be developed, or development by the employee. Said royalty payment will be for the life of the patent or technology and will be accrued on a semi annual basis and payable thirty (30) days after each six months period, and except that the first such payment shall be for the period November 1, 1997 and shall be payable semi-annually thereafter for the life of the patents or technology. In addition, 0.5 percent of gross revenues or 20 percent of royalties received, whichever is greater shall be paid to employee from the licensing of Company patents, know-how and technology to other entities utilizing Company technology for the life of the patents and technology. It is specifically agreed that the total remuneration of Employee from all sources, salary and royalty, shall not exceed $150,000.00 per year until gross revenues exceed $5,000.000 and the Company is profitable. Royalties over and above the standard salary shall be paid out of profits not to exceed lo'-. of the pre-tax profits, The employee may accept royalties in the form of cash, common stock, deferred annuities or tax free retirement plans offered by the Company = others in any combination or 'percentages of the above forms ot royalty payment, The Board of Directors will offer such remuneration to employee on a semi-annual basis based on earni@ per share and market value of the Company's common stock, Employee aarees that the royalty compensation shall not exceed $500,000 any one year period.

      As long as this Agreement remains in full force, Company agrees to pay all necessary premiums to maintain key man insurance on Employee's life in the amount of $1,000,000.00, $510,000.00 of such death benefits to be payable to the Company and $490,000.00 of such death benefits to be payable to such beneficiaries as Employee may from time to time designate. The Company further agrees to include Employee as a primary key participant in any pension, retirement, stock appreciation or stock option plan, or any key employee compensation plan which may be established after the effective date of this Agreement during the period of Employee's employment by the Company, except as such preferential inclusion is contrary to federal or state law or regulations and then under such terms as may be permissible under such laws or regulations. Employee shall also be entitled to participate in any other employee benefit programs which the Company presently


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has or may have from time to time in the future, including group health insurance.

      Employee's employment is terminable by the Company only for good cause as determined by Court of Law in which event, no salary will be paid or by payment of full salary of the remaining term of the contract. Royalties will accrue and will be paid for the life of the patents and technology after such termination. Notice shall be required for such termination. If the Company terminates such employment because of Employee's mental or physical disability or incapacity, the Company shall pay Employee termination pay six month's salary as it accrues, based upon Employee's salary rate at the time of such termination and subject to usual deductions for federal income and employment taxes. No termination pay will be payable by the Company in the event of any termination by Employee except by mutual written agreement.

                             II. EMPLOYEE WARRANTIES

      Employee warrants that he is free to enter into the terms of this Agreement and that he has no obligations inconsistent herewith; and he agrees to devote his best efforts to Company's business interests and not less than 75%. of his working hours.

                          III. CONFIDENTIAL INFORMATION

      1. Employee recognizes that Company's business interests require a confidential relationship between Company and Employee and the fullest practical protection and confidential treatment of Company's financial data, writings, computer software, sales and marketing policies, conceptions, inventions, trade secrets, sources of supply, know-how, plans and programs and other knowledge of Company's business whether or not copyrightable or patentable.

      2. Except insofar as is authorized by the Company as necessary disclosure to persons having a need to know consistent


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with the working relationship within Company and with Company's customers (such disclosures to be made in accordance with Company procedure, including the due execution of prescribed Conf idential Disclosure Agreements):

      a) Employee will not directly or indirectly disclose

      b) Company information to others either within or outside of Company.

      c) Employee will not make or disclose documents or copies of documents containing disclosures of Company Information.

      d) As to documents which are delivered to or generated by Employee or which are made as a necessary part of the working relationships and duties within the Company and with Company's customers, Employee will treat them confidentially and will mark them as proprietary confidential documents not to be reproduced or used without appropriate authority of Company.

      e) Employee will not advise others that the technology included in Company Information is known to or used by Company.

      3. Employee's obligations set forth in this Article III shall continue as to each item of Company Information both during and after termination of all Employee's employment by Company, until such item of Company Information becomes generally known to Company's competitors from published sources.

           IV. INVENTIONS AND OTHER INFORMATION:I2ISCLOSURE AND TITLE

      1. Employee agrees to make prompt and complete disclosure to Company of every item of information relating to Company's interest, and to make in writing a disclosure of every idea and


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invention of every character which he learns of, conceives, writes, develops or reduces to practice during the term of his employment. Employee shall submit a report upon completion of any study or research project, setting forth in detail the procedures used, the results achieved and stating whether or not the study or project has resulted in an invention or other Company Information.

       2. Employee agrees (a) that every item of such information which relates to Company's field of business interest or which arises out of his use of Company's time, facilities, personnel or money, is the property of Company; and that every invention which is conceived in whole or in substantial part by Employee and which is in response to, is based upon or utilizes Company Information, is the property of Company.

      3. Employee will assign all of his right, title and interest in such items of Confidential Information and inventions to Company, subject to royalty payments as set out in Article I.

      4. Those inventions by Employee which are not related to Company's field of business interest and which were conceived or reduced to practice during the term of employment but were not conceived or reduced to practice during Company's business hours or by the use of Company's facilities, personnel or money, will still be disclosed to Company in writing, provided he may lawfully do so, but shall remain the property of Employee, provided that, in the event the Company desires, it shall have the right to manufacture, sell and/or lease any such product and will pay unto Employee an additional royalty based upon the payments set out in Article I. The right of the Company granted in the next preceding sentence, however, shall cease 180 days after the written disclosure given by Employee, unless Company both notifies Employee, within said 180 day period, that it desires to exercise said right @ takes affirmative steps to manufacture, sell and/or lease said product and proceeds with reasonable diligence thereafter.

      5. Employee agrees that upon Company's request either during or for a period of five years after termination of his employment, but without expense to himself, he will cooperate with the execution of any and all patent and copyright applications, assignments and other legal instruments which Company shall deem


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necessary or convenient for the protection of its Company Information in either the United Sates or foreign countries. In the event Employee is no longer employed by Company, Employee will be compensated at his salary rate last paid by the Company on an hourly rate based on the hours expended for said services

      6. Employee further agrees that upon termination of his employment he will promptly surrender to Company all papers, documents, notebooks, writings, illustrations, models, software and other property produced by him or coming into his possession by or through his employment with Company.

      7. The Company further agrees that upon sale, merger, or substantial transfer of the assets or license of the patents, know-how, or technology to a third party or entity, that diligent pursuit of the sale, manufacture, and lease of equipment arising out of the patents, know-how, and technology will be conducted. In the event that for a period of three (3) years, there is no diligent pursuit of the technology, the inventions, technology, and know-how, the patents, technoloay, inventions and know-how shall then be offered on a first rights basis to the Employee for the assumption of patent fees and nominal royalties with reversion in title to the employee and inventors.

                   V. POST-EMPLOYMENT AND RELATED OBLIGATIONS

In the course of his employment it is anticipated that Employee will learn of and conceive Company Information during Company time and at Company expense, which Information relates to Company's interests and is likely to be of benefit both to Company's competitors and Company during and after termination of Employee's employment. Accordingly, Employee agrees that in those jurisdictions where such obligations may from time to time be lawful:

      (a) For the first one year after the termination of his employment as may be lawful consistent with the time, place and circumstance, he will not either directly or indirectly divert or aid others in diverting any trade which Company was enjoying at the time of such


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      termination or which he had solicited on Company's behalf during the last two years of his employment at Company.

      (b) During his employment and for two years after termination of his employment as may be lawful consistent with the time, place and circumstance, he will not either directly or indirectly solicit or aid or cooperate with others in soliciting any Company employee to leave Company's employ for other employment.

      (c) Without limiting the term of his obligation hereunder to preserve Company Information for so long as it remains protectable, Employee specifically agrees that during his employment and for two years after termination of such employment as may be lawfully consistent with the time, place and circumstance he will accept no employment wherein the loyal and diligent performance of the duties and responsibilities of the new employment will inherently call upon him to use, to disclose or to base judgments upon Company Information in any capacity, or to utilize the good will of Company in making sales for a competitor of Company.

                            VI. BINDING ON SUCCESSORS

      Any successor to the Company shall have the same rights and obligations of the Company under this Agreement, provided, however, that in the event of a merger by the Company or Group by another entity or the sale by Company or Group of all or substantially all of its assets, employee has the option of terminating his employment upon such merger or sale. Any successor shall be bound by the Salary-Royalty Agreement as set out in Article I and Disclosure-Title as set out in Article IV.

                               VII. MISCELLANEOUS

      1. Applicable Law. This Agreement shall be construed under the laws of the State of Texas, but no restriction shall be considered applicable in any Jurisdiction where it is inconsistent with the public policy of that jurisdiction.


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      2. Common Law Remedies. The provisions of this Agreement shall not be construed as any limitation upon the remedies which Company might, in the absence of this Agreement, have at law or in equity for any wrongs of Employee.

      3. Severance. In the event any provision of this Agreement is modified or held ineffective by any Court in any respect, such adjudication shall not invalidate or render ineffective any of the other provisions hereof.

      4. Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement between the parties hereto and merges and supersedes all prior agreements, understandings, representations, conditions, warranties and covenants (oral or written, express or implied) between the parties concerning the subject matter of this Agreement. No amendment, modification, renewal, or extension of this Agreement or any of its provisions shall be binding upon any party against whom enforcement of such amendment, modifications, renewal or extension is sought, unless it is made in writing and signed by such party or by a duly authorized representative of such party.

      5. Waiver. The failure of either party to enforce at any time, or for any period of time, any of the provisions of this Agreement shall not be construed to be a waiver of such provisions or a waiver of the right of such party thereafter to enforce each and every such provision.


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      IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate originals as of the date and year first above written.

                                          INTERNATIONAL ISOTOPES INC.



                                     By: /s/ Virgil L. Simmons
                                        ---------------------------------

                                     Title: President

                                     EMPLOYEE: /s/ Ira Lon Morgan
                                               --------------------------
                                               IRA LON MORGAN

                                     Date: 11-1-95

                                     Austin, Texas
                                     ------------------------------------
                                     City and State of Employee Execution



This Agreement executed by Employee only after advice by the undersigned counsel.

                   N/A
---------------------------------------
Counsel